UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2006
Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On February 27, 2006, Alleghany Corporation (the “Company”) issued a press release on the subject of its 2005 consolidated earnings. A copy of such release is furnished herewith as Exhibit 99.1. The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     On February 27, 2006, the Company, after consultation with the Audit Committee of the Board of Directors and discussions with KPMG LLP, the Company’s independent registered public accounting firm, determined that investors should not rely on the Company’s consolidated financial statements for the quarters ended June 30, 2005 and September 30, 2005 with respect to the incorrect classification of a $4.2 million deferred tax valuation allowance as described below. The error in classification had no impact on the Company’s net earnings or financial position for any period during 2005.
     During the 2005 second quarter, the Company’s wholly-owned subsidiary, World Minerals, Inc. (“World Minerals”), established a valuation allowance of $4.2 million with respect to a component of its deferred tax asset. In light of the Company’s disposition of World Minerals on July 14, 2005, this $4.2 million valuation allowance was recorded by the Company as part of discontinued operations in the consolidated statements of earnings contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. During the 2005 third quarter, the Company determined that the $4.2 million valuation allowance was no longer necessary, and the reversal by the Company of such valuation allowance was taken as a benefit through discontinued operations in the consolidated statements of earnings contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” the effect of the changes in valuation allowance described above should have been classified as part of continuing operations.
     The errors are corrected in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2005, by reflecting such deferred tax valuation allowance in continuing operations in Note 18, “Quarterly Results of Operations (unaudited),” to the Company’s consolidated financial statements, as follows:

18. Quarterly Results of Operations (unaudited)
Selected quarterly financial data for 2005 and 2004 presented below (in thousands, except per share amounts):

	Quarters ended
	March 31	June 30		September 30	December 31

2005		Restated*		Restated*

Revenues	$278,503	$240,845		$269,695	$306,913

Earnings (loss) from:
Continuing operations	$61,223	$32,727	*	$(100,760)*	$52,787
Discontinued operations	(352)	(1,325	)*	8,271 *	(237)

Net earnings (loss)	$60,871	$31,402		$(92,489)	$52,550

Basic earnings (loss) per share of common stock: **
Continuing operations	$7.78	$4.15	*	$(12.77)*	$6.68
Discontinued operations	(0.04)	(0.17	)*	1.05 *	(0.03)

Total	$7.74	$3.98		$(11.72)	$6.65

2004

Revenues	$239,295	$219,215		$223,806	$273,259

Earnings (loss) from:
Continuing operations	$57,911	$44,046		$(50,719)	$51,460
Discontinued operations	4,153	4,677		3,715	2,453

Net earnings	$62,064	$48,723		$(47,004)	$53,913

Basic earnings (loss) per share of common stock: **
Continuing operations	$7.41	$5.63		$(6.48)	$6.57
Discontinued operations	0.53	0.60		0.48	0.31

Total	$7.94	$6.23		$(6.00)	$6.88

*	Quarterly results for June 30 and September 30, 2005 have been restated to correctly account for a $4.2 million increase in a deferred tax valuation allowance which had been established at June 30, 2005, and was subsequently reversed at September 30, 2005. In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” the effect of a change in valuation allowance should be classified as part of continuing operations. Accordingly, the table above reflects the restatement of such amounts from discontinued operations to continuing operations and its impact on earnings per share. This restatement had no impact on the Company’s net earnings or financial position for any period during 2005.

**	Adjusted to reflect subsequent stock dividends.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

99.1	2005 Earnings Release, dated February 27, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION
Date: March 1, 2006	By:	/s/ Peter R. Sismondo
		Name:	Peter R. Sismondo
		Title:	Vice President, Controller, Treasurer and Assistant Secretary

Index to Exhibits

Exhibit Number	Exhibit Description
99.1	2005 Earnings Release, dated February 27, 2006

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